UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             APRIL 16, 2001


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                  0-25121                    41-1597886
(State of Incorporation)        (Commission File             (IRS Employer
                                       Number)               Identification No.)


         6105 TRENTON LANE NORTH
         MINNEAPOLIS, MINNESOTA                                55442
         (Address of principal                               (Zip Code)
              executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.

         On April 16, 2001, the registrant issued a press release, as follows:

FOR IMMEDIATE RELEASE                    CONTACT:    Mark Kimball (763) 551-7070
April 16, 2001                                       Select Comfort Corporation

       SELECT COMFORT CORPORATION REPORTS FILING OF 10-K AND FINAL RESULTS
              FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 30, 2000

     MINNEAPOLIS, MINN. (April 16, 2001) - Select Comfort Corporation (NASDAQ:
SCSS) announced that it has filed its annual report on Form 10-K with the Securities and Exchange Commission, reporting its final results for the fourth quarter and year ended December 30, 2000.
     For the fourth quarter of 2000, net sales were $64.1 million compared to $68.1 million for the fourth quarter of 1999. The company reported a net loss of $25.1 million, or $1.39 per share, for the fourth quarter of 2000, compared to a net loss of $6.0 million, or $0.33 per share, for the fourth quarter of 1999. For the year ended December 30, 2000, net sales were $270.1 million compared to $273.8 million in 1999. The company reported a net loss of $37.2 million, or $2.09 per share, for 2000, compared with a net loss of $8.2 million, or $.45 per share, for 1999.
     There has been no change in the business operating results for these periods from the earnings reported by the company on February 20, 2001, however, the final results for 2000 include a non-operating and non-cash charge of $21.1 million, or $1.18 per share, related to the write-off of the company's deferred tax assets (comprised primarily of net operating loss carryforwards). The write-off of the deferred tax assets does not impair the company's ability to use its net operating loss carryforwards upon achieving profitability. The audit opinion of the company's independent accountants contains an explanatory paragraph expressing substantial doubt about the company's ability to continue as a going concern as a result of negative cash flows.
     The company also stated that it expects to report a loss for its first quarter ended March 31, 2001 of approximately $9.8 million, or $0.54 per share. The loss for the first quarter is due in part to continuing adverse sales volume trends attributable primarily to reduced advertising levels in late 2000 and January 2001, as well as to the slowing economy. The first quarter results were also adversely impacted by the timing of media expenditures, which were increased in February and March, but won't significantly impact sales until later in the year. The adverse sales volume trends in the first quarter of 2001 have been offset in part by the realization of the benefits of the company's cost reduction efforts undertaken in 2000. The company expects to report its full first quarter results during the week of April 23, 2001.
     The company stated that it has been pursuing a private placement of Senior Secured Convertible Debentures in a minimum aggregate principal amount of $10 million and a maximum aggregate principal amount of $12 million. The principal amount of the Debentures would (i) be secured by a lien on the Company's assets (subordinated to up to $5 million of senior bank financing), (ii) mature five years after the closing, (iii) bear interest at 8% payable annually in cash and
(iv) be convertible into common stock, initially at the rate of $1.00 per share, subject to anti-dilution provisions. In addition, for each $1,000,000 in principal amount of Debentures purchased, investors would receive detachable warrants to purchase up to 300,000 shares of common stock of the company at an initial exercise price of $1.33 per share, subject to anti-dilution provisions. The issuance of the Debentures would further be subject to customary representations, warranties and covenants, including specified events of default that may result in the acceleration of the maturity of the Debentures, as well as certain conditions to closing, including (i) the sale of Debentures in the minimum principal amount of $10 million, (ii) the receipt of binding proxies from holders of more than 50% of the company's outstanding shares of common stock to vote in favor of the transaction, (iii) the receipt by the company's Board of Directors of a fairness opinion from an independent financial advisor,
(iv) satisfactory due diligence and (v) the execution and delivery of definitive documentation.
     "As noted in our 10-K, we expect that we will require between $2 million and $8 million of additional working capital during the second and third quarters," said Jim Raabe, Select Comfort vice president and CFO. "This is due to a variety of factors, including the slowing economy, the seasonality of our business, the timing of advertising expenditures, and working capital needs as we build inventory to support new wholesaling opportunities. As we have not been able to secure adequate asset-based debt financing, we have recently been aggressively pursuing $10 million to $12 million of equity-based financing. We remain confident that we will be able to secure this financing to meet our liquidity needs."
     Following the completion of a financing transaction, the company plans to request its auditors to reissue their opinion without the going concern qualification. The company's auditors have made no commitments to the company concerning the reissuance of their opinion.

     "Less than a year ago, our new management team established a turn-around strategy focused primarily on three areas: rightsizing our cost structure; creating bold new marketing programs to build breakthrough levels of consumer awareness of our innovative product; and expanding profitable distribution," said Bill McLaughlin, Select Comfort president and CEO. "Though we have been slowed by the recent downturn in the economy, we are beginning to realize substantial progress on each of these fronts. The aggressive cost reduction efforts taken in 2000 began to deliver significant benefits in the first quarter of 2001. We have implemented further cost reduction measures in 2001 that will provide additional benefits in the second half of 2001.
     "Sales volume remains our critical issue. We expect sales volumes over the last three quarters of 2001 to stabilize in comparison with 2000 levels as media spending is more consistent. We do not expect additional weakening of consumer confidence. Initial wholesale distribution through both a leading home furnishings retailer and over the QVC shopping channel has been successful and will be expanded. The repositioning of our product, brand and marketing message around the SLEEP NUMBER(R) bed, launched in eight initial markets, has dramatically increased consumer awareness levels and traffic to our stores and will be the foundation for future growth. Our management team remains confident that our turn-around strategy will be successful and that we will be profitable in the second half of 2001. With the continuing support of our principal shareholder, we are confident that we will arrange adequate financing to implement our plans."
     Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 24 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of mattresses with adjustable firmness, as well as foundations and sleep accessories. Select Comfort's products are sold through three channels: i) 330 retail stores located nationwide, including 25 leased departments in Bed Bath & Beyond stores, ii) Select Comfort's national direct sales operations, and iii) on the Internet at www.selectcomfort.com.

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this press release relate to our ability to consummate our planned financing and the success of our turn-around strategy, including in particular our ability to continue to reduce our costs, the success of our Sleep Number marketing and advertising campaign, and our ability to expand profitable distribution of our products. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:
     o The ability of the company to secure debt or equity financing to support working capital needs and growth initiatives.
     o    The company's ability to create product and brand name awareness.
     o The efficiency and effectiveness of the company's marketing and advertising.
     o The ability of the company to effectively and efficiently pursue new channels of distribution.
     o    The performance of the company's existing and new stores.
     o The ability of the company to realize the benefits of cost saving initiatives.
     o    The levels of consumer acceptance of the company's product lines.
     o The ability of the company to continuously improve its existing product lines and introduce new products.
     o The ability of the company to efficiently implement nationwide home delivery and assembly.
     o    Economic trends and consumer confidence.
     o    Industry competition.
     o The risks and uncertainties detailed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.
     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES

                            CONSOLIDATED STATEMENTS OF OPERATIONS
                            DECEMBER 30, 2000 AND JANUARY 1, 2000
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                              ----------------------  ----------------------
                                                 2000        1999        2000        1999
                                              ----------  ----------  ----------  ----------
Net sales                                       $64,075     $68,104    $270,077    $273,767
Cost of sales                                    25,021      24,054      98,924      95,107
                                              ----------  ----------  ----------  -----------
   Gross margin                                  39,054      44,050     171,153     178,660
                                              ----------  ----------  ----------  ----------
Operating expenses:
   Sales and marketing                           38,506      42,049     165,960     162,742
   General and administrative                     6,925      10,536      29,211      29,213
   Store closings/asset impairments                 528       1,404       1,952       1,498
                                              ----------  ----------  ----------  ----------
        Total operating expenses                 45,959      53,989     197,123     193,453
                                              ----------  ----------  ----------  ----------
Operating loss                                   (6,905)     (9,939)    (25,970)    (14,793)
                                              ----------  ----------  ----------  ----------
Other income (expense):
   Interest income                                  145         460       1,082       1,956
   Interest expense                                 (20)         (8)        (26)        (69)
   Equity in loss of affiliate                        -           -        (642)          -
   Other, net                                        14        (104)        (66)       (116)
                                              ----------  ----------  ----------  ----------
        Other income, net                           139         348         348       1,771
                                              ----------  ----------  ----------  ----------
Net loss before income tax expense (benefit)     (6,766)     (9,591)    (25,622)    (13,022)
Income tax expense (benefit)                     18,293      (3,549)     11,592      (4,818)
                                              ----------  ----------  ----------  ----------
Net loss                                       $(25,059)    $(6,042)   $(37,214)   $ (8,204)
                                              ==========  ==========  ==========  ==========

Net loss per share - diluted                   $  (1.39)    $ (0.33)   $  (2.09)   $  (0.45)
                                              ==========  ==========  ==========  ==========

Weighted average shares - diluted                17,949      18,155      17,848      18,300
                                              ==========  ==========  ==========  ==========

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 30, 2000, AND JANUARY 1, 2000
                                 (IN THOUSANDS)

                               ASSETS                       2000      1999
                                                         ---------  ---------
 Current assets:
    Cash and cash equivalents                             $ 1,498    $ 7,441
    Marketable securities                                   3,950     20,129
    Accounts receivable, net of allowance for doubtful
      accounts of $264, and $305, respectively              2,693      1,056
    Inventories                                            11,083     11,451
    Prepaid expenses                                        4,741      4,821
    Income taxes                                                -      2,579
    Deferred tax assets                                         -      6,639
                                                         ---------  ---------
         Total current assets                              23,965     54,116
                                                         ---------  ---------
 Property and equipment, net                               37,063     34,823
 Deferred tax assets                                            -      4,248
 Other assets                                               3,644      2,176
                                                         ---------  ---------
         Total assets                                     $64,672    $95,363
                                                         =========  =========


              LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
    Current maturities of long-term debt                  $    38    $    51
    Accounts payable                                       17,271     15,911
    Accruals:
      Sales returns                                         5,284      5,880
      Warranty costs                                        7,181      5,841
      Compensation, taxes and benefits                      6,238      6,678
      Other                                                 6,129      5,285
                                                         ---------  ---------
         Total current liabilities                         42,141     39,646

 Long-term debt, less current maturities                    2,322         36
 Other liabilities                                          3,609      2,809
                                                         ---------  ---------
         Total liabilities                                 48,072     42,491
                                                         ---------  ---------

 Shareholders' equity:
    Undesignated preferred stock; 5,000,000 shares
      authorized, no shares issued and outstanding              -          -
    Common stock, $.01 par value; 95,000,000 shares
      authorized, 17,962,689 and 17,713,247 shares
      issued and outstanding, respectively                    180        177
    Additional paid-in capital                             79,452     78,513
    Accumulated deficit                                   (63,032)   (25,818)
                                                         ---------  ---------
         Total shareholders' equity                        16,600     52,872
                                                         ---------  ---------
         Total liabilities and shareholders' equity       $64,672    $95,363
                                                         =========  =========

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      DECEMBER 30, 2000 AND JANUARY 1, 2000
                                 (IN THOUSANDS)

                                                                 2000        1999
                                                              ----------  ----------
Cash flows from operating activities:
  Net income (loss)                                            $(37,214)    $(8,204)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization                                 8,409       6,695
    Loss on disposal of assets and impaired assets                2,167       1,297
    Deferred tax assets                                          10,887      (4,998)
    Change in operating assets and liabilities:
      Accounts receivable, net                                   (1,637)      9,568
      Inventories                                                   640      (1,315)
      Prepaid expenses                                               80        (773)
      Income taxes                                                2,579      (3,227)
      Accounts payable                                            1,360       3,832
      Accrued sales returns                                        (596)       (141)
      Accrued warranty costs                                      1,340       1,355
      Accrued compensation, taxes and benefits                     (173)      1,835
      Other accrued liabilities                                     537         723
      Other assets                                                  535         147
      Other liabilities                                             800         863
                                                              ----------  ----------
        Net cash provided by (used in) operating activities     (10,286)      7,657
                                                              ----------  ----------
Cash flows used in investing activities:
  Purchases of property and equipment                           (12,084)    (13,663)
  Investment in marketable securities                            16,179     (20,129)
  Investment in affiliate                                          (400)     (2,000)
                                                              ----------  ----------
        Net cash provided by (used in) investing activities       3,695     (35,792)
                                                              ----------  ----------
Cash flows from financing activities:
  Principal payments on debt                                        (16)       (872)
  Repurchase of common stock                                          -     (12,692)
  Proceeds from issuance of common stock                            664       3,579
                                                              ----------  ----------
        Net cash provided by (used in) financing activities         648      (9,985)
                                                              ----------  ----------
Increase (decrease) in cash and cash equivalents                 (5,943)    (38,120)

Cash and cash equivalents, at beginning of year                   7,441      45,561
                                                              ----------  ----------
Cash and cash equivalents, at end of year                      $  1,498     $ 7,441
                                                              ==========  ==========


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SELECT COMFORT CORPORATION
                                       (Registrant)


Dated:  April 17, 2001                 By    /s/  Mark A. Kimball
                                         ---------------------------------------

                                       Title:    Senior Vice President
                                             -----------------------------------


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